UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
February 25, 2014

CIFC CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-32551	20-2008622
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Park Avenue, 4th Floor
New York, New York	10177
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 624-1200

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On February 25, 2014, Peter Gleysteen resigned as the Chief Executive Officer and President of CIFC Corp. (“CIFC” or the “Company”) and as a member of the Company’s management committee, effective immediately.
(c)
On February 25, 2014, the Company’s Board of Directors appointed each of Stephen Vaccaro, the Company’s Chief Investment Officer, and Oliver Wriedt, the Company’s Head of Capital Markets & Distribution, as co-Presidents of the Company, effective immediately.
Mr. Vaccaro, age 59, has 36 years of experience in corporate lending and asset management. He previously served as legacy CIFC's Co-Chief Investment Officer and was named Chief Investment Officer of CIFC upon its merger with Deerfield Capital Corp. Mr. Vaccaro spent 25 years at JPM where he began his banking career and where he received his credit training. At JPM, Mr. Vaccaro's roles included Managing Director and Co-Head of the firm's Media group. Mr. Vaccaro's experience at JPM also included merchant banking, including mezzanine and equity co-investing, and roles as a credit supervising officer in the bank's Corporate Banking department, member of the bank's Credit Audit group and Team Leader in the firm's Land Transportation and Global Automotive corporate lending groups. Mr. Vaccaro holds a B.A. in Economics from Cornell University.

Mr. Wriedt, age 42, has 21 years of experience in credit, structuring, portfolio management and business development. Prior to joining CIFC, Mr. Wriedt was a Managing Director in Providence Equity Partner's Capital Markets Group based in New York. Prior to joining Providence in 2010, Mr. Wriedt was a Partner at Sciens Capital Management. Previously, he was a Partner and Global Co-Head of Marketing and Structured Products at GoldenTree Asset Management. Mr. Wriedt spent six years at Deutsche Bank in London and New York, where he held several sales management positions, most recently as a Managing Director running the alternative asset solutions effort in North America. Before joining Deutsche Bank in 1998, Mr. Wriedt spent five years at NORD/LB in Hanover, Singapore and New York. Mr. Wriedt received a B.A. in History and Economics from Duke University.
On February 25, 2014, the Company issued the press release attached hereto as Exhibit 99.1 announcing Mr. Gleysteen’s resignation as the Company’s Chief Executive Officer and President and the appointment of Messrs. Vaccaro and Wriedt as the Company’s co-Presidents.
Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1     Press release, dated February 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date: February 25, 2014	By:	/s/ Robert C. Milton III
	Name:	Robert C. Milton III
	Title:	General Counsel and Secretary